UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

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1Life Healthcare, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

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1LIFE HEALTHCARE, INC.

ONE EMBARCADERO CENTER, SUITE 1900

SAN FRANCISCO, CALIFORNIA 94111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Pacific Time on Thursday, June 3, 2021

Dear Stockholders of 1Life Healthcare, Inc.:

We cordially invite you to attend the 2021 annual meeting of stockholders, or the Annual Meeting, of 1Life Healthcare, Inc., a Delaware corporation, or the Company or One Medical, which will be held virtually on Thursday, June 3, 2021 at 9:00 a.m. Pacific Time via live audio webcast on the Internet at www.virtualshareholdermeeting.com/ONEM2021, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class I directors to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

With respect to the election of the Class I directors, David B. Singer has notified our board of directors that he will not stand for reelection to the board of directors at the Annual Meeting. Mr. Singer has served on our board of directors since 2011, and we thank him for his years of service and for his contributions as a member of our board of directors and audit and compliance committee.

Due to continuing public health and travel concerns related to the COVID-19 pandemic and the protocols that some federal, state and local governments continue to impose, our board of directors has determined to hold a live audio webcast in lieu of an in-person meeting in order to continue to support the health and well-being of our employees, stockholders, directors and community. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/ONEM2021. In light of the current environment, we believe that holding a virtual meeting will enable greater stockholder attendance and help accommodate participants who may be unable or unwilling to travel to an in-person meeting as a result of measures implemented in response to the COVID-19 outbreak. As always, we encourage you to vote your shares prior to the Annual Meeting either by telephone, Internet or by proxy card to help make this meeting format as efficient as possible.

Our board of directors has fixed the close of business on April 5, 2021 as the record date for the Annual Meeting. Only stockholders of record on April 5, 2021 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

On or about April 21, 2021, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement for our 2021 Annual Meeting of Stockholders, or the Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, or the Annual Report. The Proxy Statement and the Annual Report can be accessed directly at the following Internet address: http://materials.proxyvote.com/68269G. All you have to do is enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure that your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

We appreciate your continued support of One Medical.

By order of the Board of Directors,

Amir Dan Rubin

Chief Executive Officer, President and Chairperson of the Board

San Francisco, California

April 21, 2021

1LIFE HEALTHCARE, INC.

PROXY STATEMENT

FOR

2021 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2021 annual meeting of stockholders of 1Life Healthcare, Inc., a Delaware corporation, or the Company, and any postponements, adjournments or continuations thereof, or the Annual Meeting. The Annual Meeting will be held virtually on Thursday, June 3, 2021, at 9:00 a.m. Pacific Time via live audio webcast. The Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 21, 2021 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the "question and answer" format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission, or the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 21, 2021 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

What matters am I voting on?

You will be voting on:

•	the election of two Class I directors to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified;
•	a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
•	any other business as may properly come before the Annual Meeting.

1

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

•	"FOR" the election of Bruce W. Dunlevie and David P. Kennedy as Class I directors; and
•	"FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

What if another matter is properly brought before the meeting?

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with his or her best judgment.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 5, 2021, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 137,289,711 shares of our common stock outstanding. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of common stock is entitled to one vote on each proposal.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, vote live at the Annual Meeting, or vote by proxy through the Internet or by telephone. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you should follow your broker's procedures for obtaining a legal proxy to vote your shares of our common stock live at the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as "street name stockholders."

How many votes are needed for approval of each proposal?

•

Proposal No. 1: The election of directors requires a plurality of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, only “For” votes will affect the outcome, and any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee's favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.

•

Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote "Against" this proposal. Broker non-votes will have no effect on the outcome of this proposal.

What are the effects of abstentions, withheld votes and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares or withholds votes as to a particular proposal, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions or withheld votes to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions and withheld votes will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions and withheld votes will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote or votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. On the record date, there were 137,289,711 shares outstanding and entitled to vote. Thus, the holders of at least 68,644,856 shares must be present in person or represented by proxy at the meeting to have a quorum.  Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 2, 2021 (have your Notice or proxy card in hand when you visit the website);
•	by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on June 2, 2021 (have your Notice or proxy card in hand when you call);
•	by completing and mailing your proxy card (if you received printed proxy materials); or
•	by Internet during the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/ONEM2021.

If you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you need to obtain a legal proxy from your broker, bank or other nominee in order to vote your shares in person in the Annual Meeting.

Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;
•	completing and returning a later-dated proxy card;
•	notifying the Corporate Secretary of 1Life Healthcare, Inc., in writing, at 1Life Healthcare, Inc., One Embarcadero Center, Suite 1900, San Francisco, California 94111; or
•	attending and voting electronically at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to the Company unless:

•	required by law;
•	you expressly request disclosure on your proxy; or
•	there is a proxy contest.

Why won’t there be an in-person meeting this year?

Due to continuing developments with the COVID-19 pandemic, the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose, our board of directors has determined to hold a virtual Annual Meeting via live audio webcast in lieu of an in-person meeting in order to support the health and well-being of our employees, stockholders, directors and community. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/ONEM2021. The health and safety of our employees, stockholders, directors and community is paramount and we believe that holding a virtual meeting will enable greater stockholder attendance and help accommodate participants who may be unable or unwilling to travel to an in-person meeting as a result of measures implemented in response to the COVID-19 pandemic.

What do I need to do to attend the Annual Meeting online?

We will be hosting our Annual Meeting via live audio webcast only. If you are a stockholder as of the record date of April 5, 2021 and wish to virtually attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice of Internet Availability of Proxy Materials or on your proxy card (if you receive a printed copy of the proxy materials). Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com. The webcast will start at 9:00 a.m., Pacific Time on June 3, 2021. Stockholders may vote and ask questions while attending the Annual Meeting online.

Use of cameras and recording devices are prohibited while virtually attending the live audio webcast.

How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Amir Dan Rubin, Bjorn Thaler and Lisa Mango have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole "routine" matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Your broker will not have discretion to vote on Proposal No. 1, a “non-routine” matter, or any other proposals which are considered “non-routine” matters, absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at:

1Life Healthcare, Inc.

Attention: Investor Relations

One Embarcadero Center, Suite 1900

San Francisco, California 94111

investor@onemedical.com

415-814-0927

In light of shelter-in-place restrictions currently in place due to COVID-19, we encourage stockholders to contact us by telephone or e-mail instead of physical mail to help ensure timely receipt of any request for proxy materials.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year's annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2022 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 22, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

1Life Healthcare, Inc.

Attention: Corporate Secretary

One Embarcadero Center, Suite 1900

San Francisco, California 94111

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2022 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on February 3, 2022; and
•	not later than the close of business on March 5, 2022.

In the event that we hold the 2022 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

Holders of our common stock may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee's name and qualifications for membership on our board of directors and should be directed to our General Counsel or legal department at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled "Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors."

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled "Stockholder Proposals" for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws is available via the SEC's website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our board of directors. Our board of directors consists of nine directors, all of whom, other than Mr. Rubin, qualify as "independent" under the listing standards of the Nasdaq Global Select Market, or Nasdaq. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of March 31, 2021, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting (who, with the exception of David B. Singer, are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/ Nominees
Bruce W. Dunlevie(1)*	I	64	Director	2007	2021	2024
David P. Kennedy(2)	I	50	Director	2007	2021	2024
David B. Singer(3) †	I	58	Director	2011	2021	2024
Continuing Directors
Amir Dan Rubin	III	51	Chair, Chief Executive Officer and President	2017	2023	—
Paul R. Auvil(3)	II	57	Director	2019	2022	—
Mark S. Blumenkranz, M.D.(3)	II	70	Director	2019	2022	—
Kalen F. Holmes, Ph.D.(2)	II	54	Director	2017	2022	—
Freda Lewis-Hall, M.D.(1)	III	66	Director	2019	2023	—
Robert R. Schmidt(1)(2)	III	38	Director	2018	2023	—

†	On April 17, 2021, Mr. Singer notified us of his decision not to stand for reelection to our board of directors at the Annual Meeting.
*	Lead Independent Director
(1)	Member of the nominating and corporate governance committee
(2)	Member of the compensation committee
(3)	Member of the audit and compliance committee

Nominees for Director

Bruce W. Dunlevie has served as a member of our board of directors since June 2007. He has been a General Partner of venture capital firm Benchmark Capital since its founding in May 1995. Mr. Dunlevie also serves on the board of directors of ServiceSource International, a publicly traded analytics company. From March 2008 to February 2017, he served on the board of directors of Marin Software, a publicly traded digital advertising company. He earned a B.A. in History from Rice University and an M.B.A. from Stanford University. We believe that Mr. Dunlevie is qualified to serve as a member of our board of directors because of his extensive experience in healthcare and technology and his service on publicly traded company boards.

David P. Kennedy has served as a member of our board of directors since June 2007. Mr. Kennedy co-founded Serent Capital, a private equity firm, in 2008 and served as one of its general partners until October 2020, when he became a non-investing partner. Mr. Kennedy led all of Serent’s healthcare investments from its inception through October 2020 and has served on the boards of directors of several privately held companies. Mr. Kennedy earned a B.Comm. in Finance, an M.B.S. in International Marketing from University College Dublin and an M.A. in International Policy Studies and an M.B.A. from Stanford University. We believe that Mr. Kennedy is qualified to serve as a member of our board of directors because of his experience in healthcare investing.

Continuing Directors

Amir Dan Rubin. See the section titled "Executive Officers" for Mr. Rubin’s biographical information.

Paul R. Auvil has served as a member of our board of directors since September 2019. Since March 2007, Mr. Auvil has served as the Chief Financial Officer of Proofpoint, Inc., a provider of security-as-a-service solutions. From September 2006 to March 2007, Mr. Auvil was an entrepreneur-in-residence at Benchmark Capital, a venture capital firm. From 2002 to July 2006, he served as the Chief Financial Officer at VMware, Inc., a computing virtualization company. From 2007 to 2017, Mr. Auvil served on the board of directors of Quantum Corporation, a data storage company. From 2009 to 2010, Mr. Auvil served on the board of directors of OpenTV Corp., a provider of interactive television software and services. From 2009 to 2017, Mr. Auvil served on the board of directors of Marin Software, Inc., a cloud-based ad management platform company. Mr. Auvil earned an A.B. in Engineering Sciences and a Bachelor of Engineering degree from Dartmouth College, and a Master of Management from the Kellogg Graduate School of Management at Northwestern University. We believe Mr. Auvil is qualified to serve on our board of directors because of his financial and accounting experience and his service on the boards of directors of several companies.

Mark S. Blumenkranz, M.D. has served as a member of our board of directors since November 2019. Since October 2015, Dr. Blumenkranz has served as the managing director of Lagunita Biosciences LLC, a healthcare investment company. Since September 2019, Dr. Blumenkranz has served as the chief executive officer of Kedalion Therapeutics Inc., an ophthalmic drug development company. From 1997 to August 2015, he served as the H.J. Smead Professor and Chairman of the Department of Ophthalmology at the Stanford University School of Medicine and as the inaugural director of the Byers Eye Institute, a nationally-recognized eye care center. From January 2015 to August 2015, Dr. Blumenkranz served on the board of directors of Presbia PLC, a medical device company. From July 2006 to February 2017, Dr. Blumenkranz served on the board of directors of Adverum Biotechnologies Inc., a biotechnology company. He also serves on the board of directors of several private biotechnology and medical device companies. Dr. Blumenkranz earned an A.B. in Biology, an M.M.S. in Biochemical Pharmacology and an M.D. from Brown University. He received his surgical internship and ophthalmology residency training at the Stanford University School of Medicine and his fellowship training in vitreoretinal surgery at the Bascom Palmer Eye Institute at the University of Miami School of Medicine. We believe that Dr. Blumenkranz is qualified to serve as a member of our board of directors because of his experience as a director and founder of several biotechnology companies, as well as his significant expertise in medical practice.

Kalen F. Holmes, Ph.D., has served as a member of our board of directors since January 2017. From November 2009 to February 2013, Dr. Holmes served as Executive Vice President of Partner Resources at Starbucks Corporation, a publicly traded retail beverage company. Since December 2014 and August 2016, Dr. Holmes has served on the boards of directors of Zumiez Inc., a publicly traded clothing store, and Red Robin Gourmet Burgers, Inc., a publicly traded restaurant company, respectively. Dr. Holmes earned a B.A. in Psychology from the University of Texas and an M.A. and Ph.D. in Industrial and Organizational Psychology from the University of Houston. We believe that Dr. Holmes is qualified to serve as a member of our board of directors because of her public company management and board experience.

Freda Lewis-Hall, M.D., DFAPA has served as a member of our board of directors since November 2019. Dr. Lewis-Hall served as Senior Medical Advisor to the chief executive officer at Pfizer Inc., a biopharmaceutical company, from January 2020 until her retirement in March 2020. From January 2019 to December 2019, Dr. Lewis-Hall served as Chief Patient Officer and Executive Vice President of Pfizer, a pharmaceutical company. From June 2009 until December 2018, Dr. Lewis-Hall served as Pfizer’s Chief Medical Officer. Prior to joining Pfizer in 2009, Dr. Lewis-Hall held various senior leadership positions including Chief Medical Officer and Executive Vice President,

Medicines Development at Vertex Pharmaceuticals Incorporated, a biopharmaceutical company, from June 2008 to May 2009; and Senior Vice President, U.S. Pharmaceuticals, Medical Affairs for Bristol-Myers Squibb Company from 2003 until May 2008.  Between 1994 and 2003, Dr. Lewis-Hall held leadership roles across several multinational pharmaceutical corporations, including Pharmacia and Eli Lilly. Dr. Lewis-Hall currently serves on the board of directors of Exact Sciences Corporation, a molecular diagnostics company, SpringWorks Therapeutics, Inc., a biopharmaceutical company, and Milliken & Company, a global manufacturing company. Previously, from 2014 to 2017 she served on the board of directors of Tenet Healthcare Corporation, a healthcare services company.  Dr. Lewis-Hall serves on the advisory board of the Dell Medical School and the Board of Fellows of the Harvard School of Medicine. She also served on the board of the Patient Centered Outcomes Research Institute from 2010 to 2020. Dr. Lewis-Hall earned a B.A. in Natural Sciences from Johns Hopkins University and an M.D. from Howard University College of Medicine. We believe that Dr. Lewis-Hall is qualified to serve on our board of directors based on her expertise and experience in the biopharmaceutical industry and her leadership experience as a senior executive at various biopharmaceutical companies.

Robert R. Schmidt has served as a member of our board of directors since August 2018. Mr. Schmidt is a Managing Director at The Carlyle Group Inc., or Carlyle, a private equity firm, where he focuses on investment opportunities in the healthcare sector since joining Carlyle in 2011. Since February 2019, Mr. Schmidt has served on the board of Ortho Clinical Diagnostics, a medical diagnostic company.  In addition, Mr. Schmidt serves on the boards of several privately held healthcare companies. Mr. Schmidt earned a B.S.C.E. in Finance and Management from the Wharton School at the University of Pennsylvania and an M.B.A. from Harvard Business School. We believe that Mr. Schmidt is qualified to serve as a member of our board of directors because of his extensive experience in healthcare investing.

Non-Continuing Directors

David B. Singer has served as a member of our board of directors since September 2011. Since December 2004, Mr. Singer has held various positions at Maverick Capital, Ltd., an investment firm, or its affiliates, including Managing Partner of Maverick Ventures since February 2015. From July 2013 to January 2017, Mr. Singer served as a health commissioner of the City of San Francisco and a member of the San Francisco General Hospital Joint Conference Committee. Since June 2010, Mr. Singer has served on the board of directors of Castlight Health, Inc., a publicly traded healthcare navigation company. From December 2006 to May 2013, he served on the board of directors of Pacific Biosciences of California, Inc. a publicly traded biotechnology company. Mr. Singer serves on the boards of several privately held healthcare companies. Mr. Singer earned a B.A. in History from Yale University and an M.B.A. from Stanford University. Mr. Singer was selected to serve on our board of directors because of his significant healthcare experience.

Composition of Our Board of Directors

Certain members of our board of directors were elected pursuant to the provisions of a voting agreement, as amended, which terminated upon the closing of our initial public offering. Under the terms of this voting agreement, the stockholders who were party to the voting agreement agreed to vote their respective shares so as to elect: (1) one director designated by Benchmark Capital Partners V, L.P., currently Mr. Dunlevie; (2) one director designated by DAG Ventures IV-QP, L.P., currently Mr. Rubin; (3) one director designated by Oak Investment Partners XII, Limited Partnership, currently vacant; (4) one director designated by Maverick Capital, Ltd., currently Mr. Singer; (5) one director designated by GV 2013, L.P., currently vacant; (6) one director designated by Redmile Capital Offshore Fund II, Ltd., currently Dr. Holmes; (7) two directors designated by Carlyle Partners VII Holdings, L.P., or the Carlyle Investor, currently Mr. Schmidt, with the other vacant; and (8) two directors designated by the holders of a majority of our common stock and preferred stock, each currently vacant. None of our stockholders have any special rights regarding the election or designation of members of our board of directors.

The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meets on a regular basis and additionally as required. Our board of directors currently consists of nine directors. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution approved by a majority of our board of directors. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms are expiring will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:

•	the Class I directors are Messrs. Dunlevie, Kennedy and Singer and their terms will expire at the annual meeting of stockholders to be held in 2021;
•	the Class II directors are Mr. Auvil and Drs. Blumenkranz and Holmes and their terms will expire at the annual meeting of stockholders to be held in 2022; and
•	the Class III directors are Dr. Lewis-Hall and Messrs. Rubin and Schmidt and their terms will expire at the annual meeting of stockholders to be held in 2023.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Director Independence

Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our board of directors as a listed company within one year of the closing of our initial public offering.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Drs. Blumenkranz, Holmes and Lewis-Hall and Messrs. Auvil, Dunlevie, Kennedy, Schmidt and Singer do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Mr. Rubin currently serves as our Chief Executive Officer, President and the Chairperson of our board of directors. Mr. Rubin brings Company-specific experience and expertise in healthcare while our non-management directors bring experience, oversight and expertise from outside of our Company.

Since Mr. Rubin is not an "independent" director pursuant to the Nasdaq listing standards, in September 2019, we appointed Mr. Bruce W. Dunlevie to serve as our lead independent director. Mr. Dunlevie presides over executive sessions of our independent directors and serves as a liaison between our Chief Executive Officer, President and Chairperson and our independent directors. He also performs such additional duties as our board of directors may otherwise determine and delegate. In addition, each of our board committees is comprised of independent directors which provide strong independent leadership for each of these committees. Our independent directors generally meet in executive session after each meeting of the board of directors. At each such meeting, the presiding director for each executive session of our board of directors is either (i) the lead independent director or (ii) chosen by the independent directors. Our board of directors will continue to evaluate this leadership structure on an ongoing basis based on factors such as the experience of the applicable individuals and the current business environment.

Board Meetings and Committees

Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors currently consists of nine members. On April 17, 2021, Mr. Singer notified us of his decision not to stand for reelection to our board of directors at the Annual Meeting.

During our fiscal year ended December 31, 2020, our board of directors held 14 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Although our Corporate Governance Guidelines do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

Our board of directors has established an audit and compliance committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors are described below. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted in the “Investor Relations—Governance” portion of our website at www.onemedical.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available or accessible through our website, and you should not consider it to be a part of this Proxy Statement. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit and Compliance Committee

Our audit and compliance committee consists of Dr. Blumenkranz and Messrs. Auvil and Singer. Our board of directors has determined that each member of the audit and compliance committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of our audit and compliance committee is Mr. Auvil. Our board of directors has determined that Mr. Auvil is an “audit and compliance committee financial expert” within the meaning of SEC regulations. Each member of our audit and compliance committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit and compliance committee member’s scope of experience and the nature of their employment.

The primary purpose of the audit and compliance committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit and compliance committee include:

•	helping our board of directors oversee our corporate accounting and financial reporting processes;
•

managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	reviewing our risk assessment and risk management processes;
•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing related person transactions;
•

obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Our audit and compliance committee held nine meetings during fiscal year 2020.

Compensation Committee

Our compensation committee consists of Dr. Holmes and Messrs. Kennedy and Schmidt. The chairperson of our compensation committee is Dr. Holmes. Our board of directors has determined that each member of the compensation committee is independent under the listing standards of Nasdaq, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:

•	reviewing and recommending to our board of directors the compensation of our chief executive officer and other executive officers;
•	reviewing and recommending to our board of directors the compensation of our directors;
•	administering our equity incentive plans and other benefit programs;
•

reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Our compensation committee held five meetings during fiscal year 2020.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Dr. Lewis-Hall and Messrs. Dunlevie and Schmidt. The chairperson of our nominating and corporate governance committee is Mr. Dunlevie. Our board of directors has determined that each member of the nominating and corporate governance committee is independent under the listing standards of Nasdaq. Specific responsibilities of our nominating and corporate governance committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;
•	considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;
•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters;
•	overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors; and
•	overseeing and periodically reviewing the Company’s environmental, social and governance activities, programs and public disclosure.

Our nominating and corporate governance committee held two meetings during fiscal year 2020.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Identifying and Evaluating Director Nominees

Our nominating and corporate governance committee is responsible for identifying, reviewing, evaluating and recommending candidates for nomination to our board of directors, including candidates to fill any vacancies that may occur. Our nominating and corporate governance committee assesses the qualifications of candidates in light of the policies and principles in our corporate governance guidelines and may also engage third party search firms to identify director candidates. The nominating and corporate governance committee may conduct interviews, detailed questionnaires and comprehensive background checks or use any other means that it deems appropriate to gather information to evaluate potential candidates. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates to the board of directors for approval as director nominees for election to the board of directors.

Minimum Requirements

Our nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. Some of the qualifications that our nominating and corporate governance committee will also consider include, but are not limited to, such candidate’s (i) level of expertise, (ii) potential conflicts of interests or other commitments, (iii) demonstrated excellence in his or her field, (iv) ability to exercise sound business judgment and (v) commitment to rigorously representing the long-term interests of the Company’s stockholders.  Our nominating and corporate governance committee also reviews director candidates in the context of the current size and composition of the board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors value diversity as a factor in selecting nominees. Our nominating and corporate governance committee considers a broad range of backgrounds and experiences and may consider factors including gender, racial diversity, age, skills, and such other factors as it deems appropriate to maintain an appropriate balance of knowledge, experience and capability.  In the case of incumbent directors whose terms of office are set to expire, our nominating and corporate governance committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.  In the case of new director candidates, our nominating and corporate governance committee also determines whether the nominee is independent for purposes of Nasdaq listing rules.

Stockholder Recommendations and Nominations to the Board of Directors

Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual's name and qualifications to our General Counsel at 1Life Healthcare, Inc., One Embarcadero Center, Suite 1900, San Francisco, CA 94111, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholder and Other Interested Party Communications

The board of directors provides to every stockholder and any other interested parties the ability to communicate with the board of directors as a whole, and with individual directors on the board of directors, through an established process for stockholder communication. For a communication directed to the board of directors as a whole, stockholders and other interested parties may send such communication to our General Counsel via U.S. Mail or Expedited Delivery Service to: 1Life Healthcare, Inc., One Embarcadero Center, Suite 1900, San Francisco, CA 94111, Attn: Board of Directors c/o General Counsel.

For a stockholder or other interested party communication directed to an individual director in his or her capacity as a member of the board of directors, stockholders and other interested parties may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: 1Life Healthcare, Inc., One Embarcadero Center, Suite 1900, San Francisco, CA 94111, Attn: [Name of Individual Director].

Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairperson of our board of directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our code of business conduct and ethics is available under the “Investor Relations—Governance” section of our website at www.onemedical.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained in or available or accessible through our website, and you should not consider it to be a part of this Proxy Statement.

Risk Management

Management is responsible for the day-to-day management of risks the Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors is responsible for risk oversight. Our board of directors believes that it is essential for effective risk management and oversight that there be open communication between management and our board of directors. Our board of directors meets with our Chief Executive Officer and President and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the Company, as well as at such other times as they deemed appropriate.

Our audit and compliance committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, and legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit and compliance committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our audit and compliance committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our full board of directors also reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Non-Employee Director Compensation

In September 2019, our board of directors, upon the recommendation of our compensation committee, adopted our Non-Employee Director Compensation Policy for the compensation of our non-employee directors. During 2020, each of our non-employee directors received annual retainers for Board and committee service as follows:

Annual Retainer for Board Membership
Annual service on the board of directors	$40,000
Additional Annual Retainer for Committee Chair Service
Annual service as chair of the audit and compliance Committee	$20,000
Annual service as chair of the compensation committee	$20,000
Annual service as chair of the nominating and corporate governance committee	$20,000

In lieu of a cash retainer for annual board service or for annual service as chair of any of the three committees of our board of directors, during 2020, a non-employee director could elect to receive an option to purchase shares of common stock under the 2020 Equity Incentive Plan having a value of such annual retainers for board or committee service based on the fair market value of the underlying common stock on the date of grant, which grant would not be subject to any vesting conditions. All annual cash compensation amounts are payable in equal quarterly installments in arrears, following the end of each quarter in which the service occurred, pro-rated for any partial months of service.

Our policy during fiscal year 2020 provided that, each new non-employee director who joins our board of directors following the closing of our initial public offering will receive an option to purchase shares of common stock under our 2020 Equity Incentive Plan having a value of $120,000, or the Initial Grant, based on the fair market value of the underlying common stock on the date of grant. The shares subject to this option will vest on a monthly basis over 48 months commencing on the grant date, subject to the non-employee director’s continuous service with us on each applicable vesting date.

On the date of each annual meeting of our stockholders, each continuing non-employee director will receive an option to purchase shares of common stock under the 2020 Equity Incentive Plan having a value of $80,000, or the Annual Grant, based on the fair market value of the underlying common stock on the date of grant, vesting on the earlier of the date of the following annual meeting of stockholders or the one-year anniversary of the grant date, and subject to the non-employee director’s continuous service with us on the applicable vesting date. A non-employee director may elect to receive $80,000 in cash in lieu of such annual option grant.

In the event of a change of control (as defined in the 2020 Equity Incentive Plan), any unvested shares subject to these options will fully vest and become exercisable immediately prior to the closing of such change of control, subject to the non-employee director’s continuous service with us until immediately prior to the closing of the change of control.

In March 2021, we amended and restated our Non-Employee Director Compensation Policy to (i) increase the annual retainer for board membership from $40,000 to $50,000, (ii) increase the Initial Grant from $120,000, vesting monthly over four years, to $247,500, vesting annually over three years and (iii) increase the Annual Grant from $80,000 to $165,000. Commencing from the date of our Annual Meeting, all equity awards to non-employee directors will be granted in the form of restricted stock units. Each non-employee director can elect to receive the value of any compensation for board and committee service, including annual retainers for board or committee service, the Initial Grant or the Annual Grant for an equivalent value in either cash or equity.

Employee directors receive no additional compensation for their service as a director.

All of our independent directors are entitled to reimbursement of all reasonable out-of-pocket expenses incurred for their attendance at meetings of our board of directors or any committee thereof.

Non-Employee Director Compensation Table

The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors during the year ended December 31, 2020. Mr. Rubin, our Chief Executive Officer and President, is also the Chair of our board of directors, but did not receive any additional compensation for his service as a director. Mr. Rubin’s compensation as a named executive officer of the Company is presented in "Executive Compensation—Summary Compensation Table".

Name	Fees Earned or Paid in Cash	Option Awards(1)(2)	Total
Paul R. Auvil	$10,000	$129,919	$139,919
Mark S. Blumenkranz, M.D.	40,000	79,959	119,959
Bruce W. Dunlevie	5,000	119,921	124,921
Kalen F. Holmes, Ph.D.	60,000	79,959	139,959
David P. Kennedy	—	119,919	119,919
Freda Lewis-Hall, M.D.	40,000	79,959	119,959
Robert R. Schmidt	30,000	—	30,000
David B. Singer	—	109,921	109,921

(1)

The amounts reported in this column do not reflect dollar amounts actually received by the non-employee director. Instead, the amounts reflect the aggregate grant date fair value of the stock options earned by the non-employee directors for services provided in 2020 under our 2017 Equity Incentive Plan, as amended, and under our 2020 Equity Incentive Plan, computed in accordance with ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the non-employee directors upon the exercise of the stock options or any sale of the underlying shares of common stock. The table below shows the aggregate number of option awards (vested and unvested) held as of December 31, 2020 by each of our non-employee directors:

Name	Number of Shares Underlying Outstanding Options as of December 31, 2020
Paul R. Auvil	18,252
Mark S. Blumenkranz, M.D.	15,675
Bruce W. Dunlevie	6,806
Kalen F. Holmes, Ph.D.	29,373
David P. Kennedy	17,914
Freda Lewis-Hall, M.D.	15,675
Robert R. Schmidt	—
David B. Singer	6,468

(2)

In accordance with our Non-Employee Director Compensation Policy, our directors can elect to receive option grants in lieu of cash for their annual retainer and committee retainers. Our non-employee directors did not receive any equity award grants from us during the year ended December 31, 2020 other than stock option awards granted in accordance with our Non-Employee Director Compensation Policy on a quarterly or annual basis.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of nine members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Mr. Singer, a Class I director, has notified us of his intention not to stand for re-election at the Annual Meeting.

Each director's term continues until the election and qualification of his or her successor, or such director's earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in the control of our Company.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Bruce W. Dunlevie and David P. Kennedy as nominees for election as Class I directors at the Annual Meeting. If elected, each of Messrs. Dunlevie and Kennedy will serve as Class I directors until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our Company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted "FOR" the election of each of Messrs. Dunlevie and Kennedy. We expect that Messrs. Dunlevie and Kennedy will each accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter, which will result in no effect on the vote for this matter.

Vote Required

The election of directors requires a plurality of the voting power of the shares of our common stock be present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"

EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit and compliance committee has appointed PricewaterhouseCoopers LLP, or PwC, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2021. During our fiscal year ended December 31, 2020, PwC served as our independent registered public accounting firm.

Notwithstanding the appointment of PwC, and even if our stockholders ratify the appointment, our audit and compliance committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit and compliance committee believes that such a change would be in the best interests of our Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Our audit and compliance committee is submitting the appointment of PwC to our stockholders because we value our stockholders' views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PwC will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of PwC, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our Company by PwC for our fiscal years ended December 31, 2020 and 2019.

	2020	2019
	(In Thousands)
Audit Fees(1)	$2,610	$4,040
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	3	3

Total Fees	$2,613	$4,043

(1)

Audit Fees consist of fees billed for professional services by PwC for the audit of our annual consolidated financial statements and the review of our registration statement on Form S-1 for our initial public offering and related services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for fiscal year 2020 also consisted of fees related to SEC registration statements and other filings, comfort letters and consents, adoption of accounting pronouncements, and also our convertible debt offering.

(2)	All Other Fees for fiscal years 2020 and 2019 include software subscriptions.

Auditor Independence

In our fiscal year ended December 31, 2020, there were no other professional services provided by PwC, other than those listed above, that would have required our audit and compliance committee to consider their compatibility with maintaining the independence of PwC.

Pre-Approval Policies and Procedures

The audit and compliance committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the audit and compliance committee.

The audit and compliance committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm; the term of the general pre-approval is 12 months from the date of approval, unless the audit and compliance committee specifically provides for a different period. If the audit and compliance committee has not provided general pre-approval, then the type of service requires specific pre-approval by the audit and compliance committee.

The audit and compliance committee may delegate pre-approval authority to one or more audit and compliance committee members so long as any such pre-approval decisions are presented to the full audit and compliance committee at its next scheduled meeting. The annual audit services, engagement terms, and fees are subject to the specific pre-approval of the audit and compliance committee. All services performed and related fees billed by PwC during fiscal year 2020 and fiscal year 2019 were pre-approved by the audit and compliance committee pursuant to regulations of the SEC.

Vote Required

The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE

APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

The audit and compliance committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the Nasdaq Global Select Market and the rules and regulations of the SEC.

In the performance of its oversight function, the audit and compliance committee has:

•	reviewed and discussed the audited financial statements with management and PwC;
•

discussed with PwC the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T; and

•

received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding their communications with the audit and compliance committee concerning independence, and has discussed with them their independence.

Based on the audit and compliance committee's review and discussions with management and PwC, the audit and compliance committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Respectfully submitted by the members of the audit and compliance committee of the board of directors:

Paul R. Auvil (Chair)

Mark S. Blumenkranz, M.D.

David B. Singer

This report of the audit and compliance committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, or under the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 31, 2021. Our executive officers are appointed by, and serve at the discretion of, our board of directors and hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Amir Dan Rubin	51	Chair, Chief Executive Officer and President
Bjorn B. Thaler	44	Chief Financial Officer
Andrew S. Diamond, M.D., Ph.D.*	50	Chief Medical Officer
Kimber D. Lockhart†	34	Chief Technology Officer
Lisa A. Mango	53	General Counsel and Corporate Secretary

*	Employee of One Medical Group, Inc., a consolidated One Medical PC. Dr. Diamond provides services to us pursuant to contractual arrangements with 1Life and One Medical Group, Inc.
†

On March 16, 2021, Ms. Lockhart informed us of her intent to step back from her role as Chief Technology Officer of our Company upon return from her personal leave of absence and to transition to become a part-time employee. The effective date for Ms. Lockhart’s resignation as Chief Technology Officer has not been determined and Ms. Lockhart intends to continue to serve as Chief Technology Officer until her successor is identified and has moved into the role.

Executive Officers

Amir Dan Rubin has served as our Chief Executive Officer and President and as a member or Chair of our board of directors since September 2017. From January 2016 to August 2017, he served as an Executive Vice President at UnitedHealth Group, a publicly traded healthcare company. From January 2011 to January 2016, he served as President and Chief Executive Officer of Stanford Health Care, a private healthcare system associated with Stanford University. Mr. Rubin earned a B.A. in Economics with a minor in Business from the University of California, Berkeley, an M.H.S.A. in Health Services Administration from the University of Michigan, and an M.B.A. in Business Administration from the Ross School of Business at the University of Michigan. We believe that Mr. Rubin’s business expertise and his daily insight into corporate matters as our Chief Executive Officer and President qualify him to serve on our board of directors.

Bjorn B. Thaler has served as our Chief Financial Officer since April 2019. From November 2018 to March 2019, he was a Senior Vice President at CVS Health Corporation, a publicly traded retail pharmacy company. From September 2011 to November 2018, he was a Managing Director, and later a Vice President, at Aetna Inc., a managed healthcare company and now a subsidiary of CVS Health Corporation. Mr. Thaler earned a Master of Law at the University of Vienna, Faculty of Law, Austria, an International M.B.A. at the Darla Moore School of Business at the University of South Carolina and an International Master of Business from the Vienna University of Economics and Business, Austria.

Andrew S. Diamond, M.D., Ph.D., has served as the Chief Medical Officer since September 2019, and as the National Medical Director since July 2016, of One Medical Group, Inc., a consolidated One Medical PC. From September 2012 to July 2016, Dr. Diamond served as a physician and in various director roles at One Medical Group, Inc., including as Regional Medical Director, West. Dr. Diamond earned a B.S. in Biological Sciences from Stanford University and an M.D. and Ph.D. from the University of Colorado Health Sciences Center.

Kimber D. Lockhart has served as our Chief Technology Officer since March 2015. She previously served as our Vice President, Engineering from March 2014 to March 2015. From September 2009 to March 2014, Ms. Lockhart served in various roles at Box, Inc., a cloud content management and file sharing services company. Ms. Lockhart earned a B.S. in Computer Science from Stanford University.

Lisa A. Mango has served as our General Counsel since June 2018. She previously served as our Vice President and Assistant General Counsel from January 2016 to June 2018. From April 2004 to January 2016, she served as a Senior Director and Senior Corporate Counsel at Autodesk, Inc. a publicly traded software company. Ms. Mango earned a B.A. in Public Policy from Duke University and a J.D. from the University of Texas School of Law.

EXECUTIVE COMPENSATION

Overview

Our named executive officers for the year ended December 31, 2020 were:

•	Amir Dan Rubin, our Chair, Chief Executive Officer and President;
•	Bjorn B. Thaler, our Chief Financial Officer; and
•	Kimber D. Lockhart, our Chief Technology Officer.

Executive Summary

Our vision is to delight millions of members with better health and better care while reducing the total cost of care. Our mission is to transform health care for all through our human-centered, technology-powered model. We are a membership-based primary care platform with seamless digital health and inviting in-office care, convenient to where people work, shop, live and click. We are disrupting health care from within the existing ecosystem by simultaneously addressing the frustrations and unmet needs of key stakeholders, which include consumers, employers, providers, and health networks. As of December 31, 2020, we had 549,000 members in 13 markets in the United States and greater than 8,000 enterprise clients.

2020 Financial and Performance Highlights

During 2020, we continued to grow revenue and membership numbers and achieved significant financial and operational results, including:

•	Net revenue of $380.2 million, up 38% from net revenue of $276.3 million during the year ended December 31, 2019;
•	Care margin of $145.3 million, or 38% of net revenue;
•	Adjusted EBITDA of a loss of $13.9 million, or 4% of net revenue;
•	Ending membership count of 549,000 members, up 30% from a membership count of 422,000 as of December 31, 2019;
•	Contracts with more than 8,000 enterprise clients that sponsor memberships on behalf of their workforces; and
•	Entry into four new markets, including Portland, Oregon, Atlanta, Georgia, Orange County, California and Austin, Texas.

Compensation Philosophy and Practices

Our executive compensation program is designed to:

•	attract premier talent at the executive level in line with our organizational aspirations to transform healthcare;
•	provide compensation packages to our executives that are competitive, reward the achievement of our business objectives and effectively align their interests with those of our stockholders;
•	align the interests and objectives of our executives with those of our stockholders by linking executive equity awards to long-term stockholder value creation; and
•	promote financial sustainability.

Our compensation committee is responsible for the compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Our compensation committee typically reviews our executive officers’ overall compensation packages on an annual basis or more frequently as it deems appropriate. Our Chief Executive Officer typically makes recommendations to our compensation committee regarding compensation for the executive officers that report to him. Our Chief Executive Officer makes recommendations (other than with respect to himself) regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer's individual contribution toward these results, the executive officer's role and performance of his or her duties and his or her achievement of individual goals. Our compensation committee then reviews the Chief Executive Officer’s recommendations and other data, including various compensation survey data and publicly-available data of our peers prior to finalizing decisions. While our Chief Executive Officer typically attends meetings of the compensation committee, the compensation committee meets outside the presence of our Chief Executive Officer when discussing his compensation and when discussing certain other matters, as well.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. During 2020, the compensation committee retained Radford, part of the Reward Solutions practice at Aon plc, due in part to its extensive analytical and compensation expertise relating to healthcare and technology companies. Radford has advised our compensation committee and provided market data and analysis on an ongoing basis. Among other things, Radford assisted in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. Our compensation committee conducted a specific review of its relationship with Radford in the past year and determined that Radford’s work for the compensation committee did not raise any conflicts of interest.

Prohibition on Hedging and Pledging Transactions

Our insider trading policy prohibits any director, employee (including our executive officers) or consultant to our Company from, among other things, engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, or other inherently speculative transactions with respect to our common stock at any time. Our directors, employees (including our executive officers), and consultants are also not permitted to pledge our securities as collateral for a loan.

Emerging Growth Company Status

As of December 31, 2020, we are an emerging growth company, as defined in the JOBS Act. As an emerging growth company, we will be exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. We will remain an emerging growth company until the earliest of (i) December 31, 2025, (ii) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

Individual Compensation Elements

During 2020, the principal elements of our executive compensation program were as follows:

Base Salary

Base salary represents the fixed portion of the compensation of our executive officers and is an important element of compensation for attracting and retaining highly-talented individuals. We determine base salaries for each executive on a case-by-case basis, with consideration given to each officer’s experience, expertise and performance, as well as market compensation levels for similar positions.

Annual Cash Incentive Bonuses

Our board of directors has adopted the 1Life Healthcare, Inc. Executive Annual Incentive Plan, or the Annual Incentive Plan, under which our executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined financial and company performance goals as well as individual performance goals and to reward our executives for achievement toward these goals. Each executive’s target bonus amount is expressed as a percentage of the executive’s base salary and intended to be commensurate with the executive’s position and responsibilities.

The performance-based bonus level each executive officer is eligible to receive is determined by our Chief Executive Officer and approved by our compensation committee (with our Chief Executive Officer’s bonus determined by our compensation committee and approved by the Board) and is generally based on the extent to which we achieve company and financial performance goals and each eligible executive officer achieves individual performance goals. For eligible consultants employed by the One Medical PCs, the performance-based bonus level is based only on achievement of individual metrics relating to physician services. Our Chief Executive Officer determines the specific company and/or individual performance goals for each eligible executive officer and eligible consultants, subject to approval by our compensation committee (with our Chief Executive Officer’s individual performance goals, if any, determined and approved by our compensation committee).

Annually, our compensation committee or board of directors determines the achievement levels of the company and financial performance goals or individual metrics and the actual bonus payout to be awarded to each of our eligible executive officers. Our Chief Executive Officer determines the achievement levels of individual performance goals for eligible executive officers, and our compensation committee determines the achievement levels of individual performance goals for our Chief Executive Officer.

Long-Term Equity Incentives

We believe equity awards are a critical element of our executive compensation program as they provide an incentive for our executives to focus on driving growth in our stock price and long-term stockholder value creation, and help us to attract and retain key talent in a competitive market. Specifically, the granting of stock options helps ensure that the interests of our executive officers are aligned with those of our stockholders as the options only have value if the value of the Company’s stock increases after the date the option is granted.

Long-Term Performance Option to our Chief Executive Officer

In December 2020, we granted a long-term performance-based stock option, or the Performance Option, to Mr. Rubin, our Chief Executive Officer, to acquire up to 8,645,823 shares of our common stock. The Performance Option will vest over a seven-year time period and only upon sustained achievement of pre-determined increases in the Company’s stock price over this seven-year time period, as further described below. The exercise price per share of the Performance Option is $43.31.

In designing the Performance Option and recommending it to our board of directors, our compensation committee was advised by Radford, an external, independent compensation consultant, as well as outside legal counsel and valuation experts.  Our compensation committee considered the current structure of Mr. Rubin’s annual incentive opportunity, which is based on a variety of financial and operational performance metrics, as well as the primary intention of the Performance Option, which is to retain and incentivize Mr. Rubin to continue to lead our Company through its next phase of growth and to create sustained, long-term, and superior financial and operational performance. Further, our compensation committee believes that it is important that the Performance Option further aligns Mr. Rubin’s interests with those of our long-term stockholders.  As a result of these considerations, the compensation committee chose four share price milestones as the performance measure. In structuring the Performance Option in this manner, Mr. Rubin will only realize the full value from the Performance Option upon the creation of significantly enhanced and sustained stockholder value over the following seven years. The Performance Option was granted in lieu of annual equity awards over the next several years.

In order to further align Mr. Rubin’s interests with those of our long-term stockholders, the Performance Option consists of four performance vesting tranches which vest only if our common stock closing price achieves and sustains for 90 days, a 30-day stock price average milestone as follows:

Average Price per Share Milestone	Number of Shares	Percent of Performance Grant Eligible to Vest
$55.00	1,330,127	15.38%
$70.00	1,995,190	23.08%
$90.00	2,660,253	30.77%
$110.00	2,660,253	30.77%

In setting the stock price milestones, our compensation committee considered the level of difficulty of achieving significant and sustained stock price growth over a seven-year period. Each performance tranche is also subject to a time-based vesting schedule of equal monthly increments of 1/84th of the award, commencing on the date of grant and, ending on the seventh anniversary of the date of grant, and Mr. Rubin must continue to serve as our Chief Executive Officer on such applicable vesting date to vest the award.  Once a performance vesting milestone is met, then vesting of that portion of the option becomes subject solely to the time-based vesting requirement. If the applicable stock price performance milestone is not met before the end of the seven-year performance period, that tranche will be forfeited. The stock price hurdles will be adjusted for stock splits and similar capitalization adjustments. The option expires no later than 10 years after the grant date.

In the event of a change in control of our Company, if the change-in-control price is at or higher than the performance milestone for any tranche, that tranche will then be vested (including acceleration of time-based vesting for that tranche), although it will remain subject to a continued 12-month service requirement in a role determined by the acquirer; the portion of the option with a performance milestone above the change-in-control price would be forfeited.

Other Elements of Compensation

Health and Welfare Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers.

Perquisites and Personal Benefits

With the exception of the car allowance we provide to Mr. Rubin, we generally do not provide perquisites or personal benefits to our named executive officers. To the extent that any named executive officer was granted a perquisite or other personal benefit that is subject to disclosure, such perquisite or other personal benefit has been reported in “—Summary Compensation Table” above.

401(k) Plan

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The 401(k) plan is intended to qualify as a tax-qualified plan under the Internal Revenue Code. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis (or post-tax basis through a “Roth” 401(k) election) through contributions to the 401(k) plan. For the year ended December 31, 2020, we provided matching contributions under our 401(k) Plan representing 50% of the first 5% of eligible compensation by plan participants, subject to federal tax limits.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2020.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by us during the year ended December 31, 2020. Our board of directors may elect to provide our officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

No Tax Gross-Ups

In 2020, we did not make gross-up payments to cover our named executive officers’ personal income taxes that pertained to any of the compensation, perquisites or personal benefits paid or provided by the Company.

Summary Compensation Table

The following table presents all of the compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2020 and 2019:

Name	Year	Salary ($)		Bonus ($)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Amir Dan Rubin	2020	623,077		—		197,468,738	(5)	864,915	96,321	(3)	199,053,051
Chair, Chief Executive Officer and President	2019	600,000		—		12,717,394		576,300	26,487	(4)	13,920,181
Bjorn B. Thaler	2020	400,000		—		1,600,723		403,627	24,773	(3)	2,429,123
Chief Financial Officer	2019	284,615	(6)	50,000	(7)	2,869,010		169,500	17,844	(4)	3,390,969
Kimber D. Lockhart	2020	405,846		—		—		327,966	26,383	(3)	760,195
Chief Technology Officer	2019	332,804	(8)	—		1,432,953		204,030	18,930	(4)	1,988,717

(1)

The amounts reported in this column do not reflect dollar amounts actually received by the named executive officer. Instead, the amounts represent the aggregate grant date fair value of stock options granted to our named executive officers during 2020 and 2019 under our 2017 Equity Incentive Plan, as amended, or our 2020 Equity Incentive Plan, computed in accordance with Accounting Standards Codification, Topic No. 718, or ASC Topic 718, as disclosed in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 17, 2021. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers upon the exercise of the stock options or any sale of the underlying shares of common stock.

(2)

Amounts reflect cash performance-based bonuses payable by us to the named executive officers under our Annual Incentive Plan for 2020 and 2019, which were based upon the achievement of individual performance goals as well as the achievement of company and financial performance goals as approved by our compensation committee. Our 2020 and 2019 company and financial performance goals consisted of revenue and adjusted EBITDA targets. Individual performance goals were established for certain of our executive officers other than our Chief Executive Officer and Chief Financial Officer. For 2020 and 2019, we determined our named executive officers’ actual performance-based bonus based on attainment of these company and financial performance goals, which bonuses our compensation committee determined were appropriate given each named executive officer’s individual performance and/or responsibility for the overall direction and success of our business, as applicable. For 2020, our compensation committee determined that Mr. Rubin, Mr. Thaler and Ms. Lockhart were each entitled to 144%, 144% and 137%, respectively, of their target bonuses. For 2019, our compensation committee determined that Mr. Rubin, Mr. Thaler and Ms. Lockhart were each entitled to 113% of their target bonuses.

(3)

For 2020, amounts represent a car allowance for Mr. Rubin ($66,000), medical insurance premiums paid by us on behalf of Mr. Rubin ($19,158), Mr. Thaler ($15,975) and Ms. Lockhart ($18,991), disability and life insurance premiums paid by us on behalf of each named executive officer, and contributions by us to Mr. Rubin’s, Mr. Thaler’s and Ms. Lockhart’s respective 401(k) plan accounts.

(4)

For 2019, amounts represent medical insurance premiums paid by us on behalf of Mr. Rubin ($18,763), Mr. Thaler ($6,652) and Ms. Lockhart ($10,346), disability and life insurance premiums paid by us on behalf of each named executive officer, contributions by us to Mr. Rubin’s and Ms. Lockhart’s respective 401(k) plan accounts and reimbursements to Mr. Thaler for legal expenses incurred in the review of his offer letter.

(5)

Represents the Performance Option granted in December 2020 to Mr. Rubin which vests based upon achievement of certain stock price hurdles.  See “—Individual Compensation Elements—Long-Term Performance Option to our Chief Executive Officer” above. Assumptions used in the calculation of the Performance Option in accordance with ASC Topic 718 are included in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 17, 2021. The grant date fair value of the Performance Option was determined based on multiple stock price paths developed through the use of a Monte Carlo simulation that incorporates into the valuation the possibility that the market condition may not be satisfied.

(6)	Mr. Thaler joined our company in April 2019. Amount reflects the prorated amount of Mr. Thaler’s annual salary for the year ended December 31, 2019.
(7)	Represents a one-time signing bonus.
(8)	Reflects Ms. Lockhart’s 2019 annual base salary of $360,000 adjusted for personal leave taken during 2019.

Employment Arrangements

The employment agreements and offer letters with our named executive officers generally provide for at-will employment and set forth the executive officer’s initial base salary, applicable signing bonuses, eligibility for employee benefits and confirmation of the terms of previously issued equity grants, and for our Chair, Chief Executive Officer and President, severance benefits on a qualifying termination of employment or resignation. In addition, each of our named executive officers has executed our standard confidential information and invention assignment agreement. The key terms of these agreements are described below.

Amir Dan Rubin

In June 2017, we entered into, and in January 2020, we amended, an employment agreement with Amir Dan Rubin, our Chair, Chief Executive Officer and President. Pursuant to his employment agreement, Mr. Rubin is eligible to earn an initial annual base salary of $600,000.  For 2020, Mr. Rubin was also eligible for a target bonus of 100% of his base salary pursuant to our Annual Incentive Plan. Our compensation committee or board of directors will determine his actual bonus amount based on its assessment of the Company and individual performance during the year. The agreement also provides for Mr. Rubin to participate in our benefit programs generally made available to our executive officers and other employees.

If we terminate Mr. Rubin without cause or he resigns for good reason, at any time other than three months prior to or twelve months following a change in control, then, subject to Mr. Rubin executing and not revoking a general release of all claims, he will be entitled to (i) a lump sum payment equal to 12 months of his annual base salary, (ii) continuation of health insurance coverage under COBRA for up to 12 months following termination or resignation and (iii) acceleration of such number of shares under Mr. Rubin’s stock option to purchase 7,948,990 shares, granted on September 14, 2017, that would have vested and become exercisable if Mr. Rubin had completed an additional 12 months of employment following his termination or resignation date.

In addition, if we terminate Mr. Rubin without cause or he resigns for good reason on or within three months prior to or 12 months following a change in control, then, subject to Mr. Rubin executing and not revoking a general release of all claims, he will be entitled to (i) a lump sum payment equal to 24 months of his annual base salary, (ii) a lump sum payment equal to his full performance-based bonus at his target achievement level for the applicable year under the Annual Incentive Plan, (iii) continuation of health insurance coverage under COBRA for up to 24 months following termination or resignation and (iv) acceleration of all equity awards outstanding on the resignation or termination date (excluding the Performance Option).

Bjorn B. Thaler

In February 2019, we entered into an offer letter with Bjorn B. Thaler, our Chief Financial Officer. Mr. Thaler’s offer letter provides that he is eligible for an initial base salary of $400,000 and a target annual bonus of 65% of his base salary, prorated to his employment start date, under our Annual Incentive Plan. For 2020, Mr. Thaler was eligible for a target bonus of 70% of his base salary pursuant to our Annual Incentive Plan. Mr. Thaler is also an eligible participant in our Executive Severance and Change in Control Plan. The offer letter also provides for Mr. Thaler to participate in the benefit programs generally made available to our employees and reimbursement of legal expenses incurred by Mr. Thaler in connection with review of his offer letter.

Kimber D. Lockhart

In March 2014, we entered into an offer letter with Kimber D. Lockhart as our Vice President, Engineering, which provides that she is eligible to earn an initial annualized base salary, which was $360,000 for 2019 and $400,000 for 2020. For 2020, Ms. Lockhart was also eligible for a target bonus of 60% of her base salary pursuant to our Annual Incentive Plan and is a participant in our Executive Severance and Change in Control Plan. The offer letter also provides for Ms. Lockhart to participate in the benefit programs generally made available to our employees. Ms. Lockhart was promoted to Chief Technology Officer of our Company in March 2015.

Executive Severance and Change in Control Plan

In January 2020, our board of directors adopted an Executive Severance and Change in Control Plan that provides severance benefits to each of our executive officers, including our named executive officers, other than Mr. Rubin, our Chair, Chief Executive Officer and President. Mr. Rubin’s severance and change in control benefits are set forth in his employment agreement and described under “—Employment Arrangements—Amir Dan Rubin.” The benefits provided under the Executive Severance and Change in Control Plan supersede any similar severance benefits described in a participant’s offer letter or employment agreement.

Upon an involuntary termination without cause or resignation for good reason, participants in our Executive Severance and Change in Control Plan will be entitled to receive (i) a cash payment equal to twelve months’ base salary and (ii) continuation of health insurance under COBRA for up to twelve months following the resignation or termination date. In addition, upon an involuntary termination without cause or resignation for good reason in connection with or within twelve months following a change in control, participants will be entitled to (i) receive a cash payment equal to twelve months’ base salary, (ii) receive a cash payment for the participant’s full performance-based bonus at the participant’s target achievement level for the applicable year under the Annual Incentive Plan, (iii) continuation of health insurance under COBRA for up to twelve months following the resignation or termination date, and (iv) acceleration of all time-based vesting equity awards outstanding on the resignation or termination date. All such severance benefits are subject to the participant signing a general release of all known and unknown claims in substantially the form provided in the Executive Severance and Change in Control Plan.

Outstanding Equity Awards as of December 31, 2020

The following table presents the outstanding equity incentive plan awards held by each named executive officer as of December 31, 2020.

				Option Awards(1)
Name	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Amir Dan Rubin	09/14/17	(2)	08/07/17	3,651,797	2,649,663	4.01	09/13/27
	09/14/17	(3)	08/07/17	1,589,798		4.01	09/13/27
	11/21/19	(4)	09/07/22	—	2,307,000	11.56	11/20/29
	12/28/20	(5)	—	—	8,645,823	43.31	12/27/30
Bjorn B. Thaler	05/10/19	(6)	04/01/19	135,023	291,667	7.93	05/09/29
	09/19/19	(2)	09/19/19	50,000	150,000	11.47	09/18/29
	05/12/20	(7)	05/12/20	15,377	92,405	27.25	05/11/30
Kimber D. Lockhart	05/07/15	(7)	03/01/15	55,894	—	4.37	05/06/25
	10/01/15	(7)	10/01/15	65,402	—	4.37	09/30/25
	02/15/18	(7)	02/15/18	177,083	72,917	4.36	02/14/28
	11/21/19	(7)	11/21/19	75,492	203,427	11.56	11/20/29

(1)

The unvested shares underlying the options set forth below are subject to accelerated vesting as described in “—Employment Arrangements—Amir Dan Rubin,” with respect to the options held by Mr. Rubin, and “—Employment Arrangements—Executive Severance and Change in Control Plan” with respect to the options held by Mr. Thaler and Ms. Lockhart.

(2)

1/5th of the shares underlying this option vested on the first anniversary of the vesting commencement date, and 1/60th of the shares vest monthly thereafter over the following four years, subject to the named executive officer’s continued service with us.

(3)	The shares underlying this option vested in full upon the execution of the underwriting agreement for our initial public offering.
(4)

63% of the shares underlying this option will vest ratably on a monthly basis from the vesting commencement date through August 2023; 25% of the shares underlying this option will vest ratably on a monthly basis from September 2023 to August 2024; and the remaining 12% of the shares underlying this option will vest ratably on a monthly basis from September 2024 to August 2025.

(5)

The shares underlying the option are divided into four performance-based vesting tranches that will vest only if the Company’s common stock closing price achieves and sustains for 90 days a 30-day stock price average as follows (each a “Stock Price Milestone”; the number of shares subject to each such tranche in parentheses): $55 per share (1,330,127 shares); $70 per share (1,995,190 shares); $90 per share (2,660,253 shares); and $110 per share (2,660,253 shares). Each share price performance-based vesting tranche of the option is also subject to a time-based vesting requirement and will vest in equal monthly increments of 1/84th of the award commencing on the date of grant and ending on the seventh anniversary of the date of grant, subject to Mr. Rubin’s continued services with us as our Chief Executive Officer through the applicable vesting date.  Once a Stock Price Milestone is met, then vesting for the portion of the grant meeting that Stock Price Milestone becomes subject solely to the time-based vesting requirement. No shares will vest with respect to the portion of the option for which the applicable Stock Price Milestone is not met before the end of the seven-year performance period. Any portion of the option that remains unvested on December 27, 2027 will automatically terminate without consideration. The stock price hurdles will be adjusted for stock splits and similar capitalization adjustments. The option expires 10 years after the grant date.

(6)

1/4th of the shares underlying this option vested on the first anniversary of the vesting commencement date and 1/48th of the shares vest monthly thereafter over the following three years, subject to the named executive officer’s continued service with us.

(7)	1/48th of the shares underlying this option vest monthly measured from the vesting commencement date, subject to the named executive officer’s continued service with us.

2020 Equity Incentive Plan

Our board of directors adopted the 2020 Equity Incentive Plan, or the 2020 Plan, in September 2019, and our stockholders approved the 2020 Plan in January 2020. The 2020 Plan became effective upon the execution of the underwriting agreement for our initial public offering. The 2020 Plan is the successor to our 2017 Equity Incentive Plan, or the 2017 Plan, which is described below.

Types of Awards. Our 2020 Plan provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based awards, and other awards, or collectively, awards. ISOs may be granted only to our employees, including our officers, and the employees of our affiliates. All other awards may be granted to our employees, including our officers, our non-employee directors, consultants and the employees and consultants of our affiliates.

Authorized Shares. The maximum number of shares of common stock that may be issued under our 2020 Plan will not exceed 45,112,387 shares, which is the sum of (1) 16,000,000 new shares, plus (2) an additional number of shares not to exceed 29,112,387 shares consisting of (A) any shares reserved and available for issuance pursuant to the grant of new awards under our 2017 Plan upon the effectiveness of the 2020 Plan, and (B) any shares subject to stock options or other awards granted under our 2017 Plan or our 2007 Equity Incentive Plan that, on or after the effective date of the 2020 Plan, terminate or expire prior to exercise or settlement; are not issued because the award is settled in cash; are forfeited because of the failure to vest; or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price, if any, as such shares become available from time to time expire or terminate for any reason, are forfeited or are repurchased by us after the effectiveness of the 2020 Plan. The number of shares of common stock reserved for issuance under our 2020 Plan automatically increases on January 1 of each year, through and including January 1, 2030, by 4% of the total number of shares of common stock outstanding on December 31 of the immediately preceding calendar year, or a lesser number of shares determined by our board of directors prior to the applicable January 1st. The maximum number of shares that may be issued upon the exercise of ISOs under our 2020 Plan is three times the share reserve, or 135,337,161 shares.

Shares issued under our 2020 Plan are authorized but unissued or reacquired shares of common stock. Shares subject to awards granted under our 2020 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under our 2020 Plan. Additionally, shares issued pursuant to awards under our 2020 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award, will become available for future grants under our 2020 Plan.

Plan Administration. Our board of directors, or a duly authorized committee of our board of directors, may administer our 2020 Plan. Our board of directors has delegated concurrent authority to administer our 2020 Plan to the compensation committee under the terms of the compensation committee’s charter. We sometimes refer to the board, or the applicable committee with the power to administer our equity incentive plans, as the administrator. The administrator may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified awards, and (2) determine the number of shares subject to such awards.

The administrator has the authority to determine the terms of awards, including recipients, the exercise, purchase or strike price of awards, if any, the number of shares subject to each award, the fair market value of a share of common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the award and the terms of the award agreements for use under our 2020 Plan.

In addition, subject to the terms of the 2020 Plan, the administrator also has the power to modify outstanding awards under our 2020 Plan, including the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the administrator. The administrator determines the exercise price for a stock option, within the terms and conditions of the 2020 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of common stock on the date of grant. Options granted under the 2020 Plan vest at the rate specified by the administrator.

The administrator determines the term of stock options granted under the 2020 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that either an exercise of the option or an immediate sale of shares acquired upon exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the administrator.

Options may not be transferred to third-party financial institutions for value. Unless the administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of common stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will be treated as NSOs. No ISOs may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations, unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the administrator. Restricted stock awards may be granted in consideration for cash, check, bank draft or money order, services rendered to us or our affiliates, or any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the administrator. A restricted stock award may be transferred only upon such terms and conditions as set by the administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested may be forfeited or repurchased by us upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation right grant agreements adopted by the administrator. The administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2020 Plan vests at the rate specified in the stock appreciation right agreement as determined by the administrator.

The administrator determines the term of stock appreciation rights granted under the 2020 Plan, up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provide otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. Our 2020 Plan permits the grant of performance-based stock and cash awards. The compensation committee can structure such awards so that the stock or cash will be issued or paid pursuant to such award only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the common stock.

The performance goals may be based on any measure of performance selected by the board of directors. The compensation committee may establish performance goals on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the compensation committee will appropriately make adjustments in the method of calculating the attainment of the performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles, or GAAP; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under GAAP; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock-based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under GAAP and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under GAAP.

Other Awards. The administrator may grant other awards based in whole or in part by reference to common stock. The administrator will set the number of shares under the award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2020 Plan; (2) the class and maximum number of shares by which the share reserve may increase automatically each year; (3) the class and maximum number of shares that may be issued upon the exercise of ISOs and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding awards.

Corporate Transactions. The following applies to stock awards under the 2020 Plan in the event of a corporate transaction (as defined in the 2020 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a corporate transaction, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;
•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;
•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;
•	arrange for the lapse of any reacquisition or repurchase right held by us;
•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our board of directors may deem appropriate; or
•

make a payment equal to the excess of (A) the value of the property the participant would have received upon exercise of the stock award over (B) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the 2020 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 50% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

In the event of a change in control, as defined under our 2020 Plan, awards granted under our 2020 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.

Transferability. A participant may not transfer awards under our 2020 Plan other than by will, the laws of descent and distribution or as otherwise provided under our 2020 Plan.

Plan Amendment or Termination. Our board of directors has the authority to amend, suspend or terminate our 2020 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our board of directors adopted our 2020 Plan. No awards may be granted under our 2020 Plan while it is suspended or after it is terminated.

2017 Equity Incentive Plan

Our board of directors and stockholders adopted the 2017 Plan in February 2017. The 2017 Plan is the successor to and continuation of our 2007 Equity Incentive Plan. The 2017 Plan provides for the grant of ISOs, NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards and other awards to our employees, directors and consultants or our affiliates. ISOs may be granted only to our employees or employees of our affiliates.

The 2017 Plan was terminated on the date the 2020 Plan became effective. However, any outstanding awards granted under the 2017 Plan remain outstanding, subject to the terms of our 2017 Plan and award agreements, until such outstanding options are exercised or until any awards terminate or expire by their terms.

Plan Administration. Our board of directors or a duly authorized committee of our board administers our 2017 Plan and the awards granted under it. Our board of directors has delegated concurrent authority to administer our 2017 Plan to the compensation committee under the terms of the compensation committee’s charter. The administrator has the power to modify outstanding awards under our 2017 Plan. The administrator has the authority to reprice any outstanding option with the consent of any adversely affected participant.

Corporate Transactions. Our 2017 Plan provides that in the event of certain specified significant corporate transactions, as defined under our 2017 Plan, our board of directors may (1) arrange for the assumption, continuation or substitution of an award by a successor corporation, or the acquiring corporation’s parent company; (2) arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation, or the acquiring corporation’s parent company; (3) accelerate the vesting, in whole or in part, of the award and provide for its termination prior to the transaction if not exercised prior to the effective time of the corporate transaction; (4) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us; (5) cancel or arrange for the cancellation of the award prior to the transaction in exchange for a cash payment, if any, determined by the board; or (6) make a payment in such form as determined by the board of directors equal to the excess, if any, of the value of the property the participant would have received upon exercise of the awards prior to the transaction over any exercise price payable by the participant in connection with the exercise. The administrator is not obligated to treat all awards or portions of awards, even those that are of the same type, in the same manner.

In the event of a change in control, as defined under our 2017 Plan, awards granted under our 2017 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.

Transferability. Our board of directors may impose limitations on the transferability of ISOs, NSOs and stock appreciation rights as the board will determine. Absent such limitations, a participant may not transfer awards under our 2017 Plan other than by will, the laws of descent and distribution or as otherwise provided under our 2017 Plan.

2007 Equity Incentive Plan

Our board of directors adopted the 2007 Equity Incentive Plan, or the 2007 Plan, in April 2007, and our stockholders adopted the 2007 Plan in May 2007. The 2007 Plan provided for the grant of ISOs, NSOs, stock appreciation rights, restricted stock awards and restricted stock unit awards, to our employees, directors and consultants or our affiliates. ISOs may be granted only to our employees or employees of our affiliates.

The 2007 Plan was terminated in April 2017. However, any outstanding awards granted under the 2007 Plan remain outstanding, subject to the terms of our 2007 Plan and award agreements, until such outstanding options are exercised or until any awards terminate or expire by their terms.

Plan Administration. Our board of directors or a duly authorized committee of our board administers our 2007 Plan and the awards granted under it. Our board of directors has delegated concurrent authority to administer our 2007 Plan to the compensation committee under the terms of the compensation committee’s charter. The administrator has the power to modify outstanding awards under our 2007 Plan. The administrator has the authority to reprice any outstanding option with the consent of any adversely affected participant.

Corporate Transactions. Our 2007 Plan provides that in the event of certain specified significant corporate transactions, as defined under our 2007 Plan, our board of directors may (1) arrange for the assumption, continuation or substitution of an award by a successor corporation, or the acquiring corporation’s parent company; (2) arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation, or the acquiring corporation’s parent company; (3) provide for an award to terminate prior to the transaction if not exercised prior to the effective time of the corporate transaction; or (4) make a payment in such form as determined by the board of directors equal to the excess if any, of the value of the property the participant would have received upon exercise of the awards prior to the transaction over any exercise price payable by the participant in connection with the exercise. The administrator is not obligated to treat all awards or portions of awards, even those that are of the same type, in the same manner.

In the event of a change in control, as defined under our 2007 Plan, awards granted under our 2007 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.

Transferability. Our board of directors may impose limitations on the transferability of ISOs, NSOs and stock appreciation rights as the board will determine. Absent such limitations, a participant may not transfer awards under our 2007 Plan other than by will, the laws of descent and distribution or as otherwise provided under our 2007 Plan.

2020 Employee Stock Purchase Plan

Our board of directors adopted our 2020 Employee Stock Purchase Plan, or the ESPP, in September 2019, and our stockholders adopted the ESPP in January 2020. The ESPP became effective upon the execution of the underwriting agreement for our initial public offering. The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The ESPP includes two components. One component is designed to allow eligible U.S. employees of our company to purchase common stock in a manner that may qualify for favorable tax treatment under Section 423 of the Internal Revenue Code. In addition, purchase rights may be granted under a component that does not qualify for such favorable tax treatment when necessary or appropriate to permit participation by eligible employees of 1Life who are foreign nationals or employed outside of the United States while complying with applicable foreign laws.

Authorized Shares. The maximum aggregate number of shares of common stock that may be issued under our ESPP is 2,800,000 shares. The number of shares of common stock reserved for issuance under our ESPP automatically increases on January 1 of each calendar year, through and including January 1, 2030, by the lesser of (1) 1.5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (2) 2,800,000 shares, and (3) a number of shares determined by our board of directors. Shares subject to purchase rights granted under our ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under our ESPP.

Plan Administration. Our board of directors, or a duly authorized committee thereof, will administer our ESPP. Our board of directors has delegated concurrent authority to administer our ESPP to the compensation committee under the terms of the compensation committee’s charter. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of common stock on specified dates during such offerings. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of common stock will be purchased for eligible employees of the Company participating in the offering. An offering under the ESPP may be terminated under certain circumstances.

Payroll Deductions. Generally, all regular employees, including executive officers, employed by the Company or by any of its designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the ESPP) for the purchase of common stock under the ESPP. Employees of the One Medical PCs, professional corporations affiliated with the Company through the administrative services agreements, are not eligible to participate in the ESPP due to regulatory restrictions. Unless otherwise determined by our board of directors, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of a share of common stock on the first date of an offering or (b) 85% of the fair market value of a share of common stock on the date of purchase.

Limitations. Our employees, including executive officers, or any of our designated affiliates may have to satisfy one or more of the following service requirements before participating in our ESPP, as determined by the administrator: (1) customary employment with us or one of our affiliates for more than 20 hours per week and more than five months per calendar year, or (2) continuous employment with us or one of our affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. An employee may not be granted rights to purchase stock under our ESPP if such employee (1) immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of common stock, or (2) holds rights to purchase stock under our ESPP that would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year that the rights remain outstanding.

Changes to Capital Structure. In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction, the board of directors will make appropriate adjustments to (1) the number of shares reserved under the ESPP, (2) the maximum number of shares by which the share reserve may increase automatically each year, (3) the number of shares and purchase price of all outstanding purchase rights and (4) the number of shares that are subject to purchase limits under ongoing offerings.

Corporate Transactions. In the event of certain corporate transactions, as defined in the ESPP, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of common stock within 10 business days prior to such corporate transaction, and such purchase rights will terminate immediately.

ESPP Amendment or Termination. Our board of directors has the authority to amend or terminate our ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the section titled "Executive Compensation" with management. Based on such review and discussion, the compensation committee has recommended to the board of directors that the section titled "Executive Compensation" be included in this proxy statement.

Respectfully submitted by the members of the compensation committee of the board of directors:

Compensation Committee

Kalen F. Holmes, Ph.D. (Chair)
David P. Kennedy
Robert R. Schmidt

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	28,273,033	(2)	$18.03	(3)	9,855,031	(4)
Equity compensation plans not approved by stockholders	—		—		—
Total	28,273,033		$18.03		9,855,031

(1)	Includes the following plans: our 2007 Plan, 2017 Plan, 2020 Plan, and ESPP.
(2)	Excludes 1,290,953 shares that may be issued under restricted stock unit awards as of December 31, 2020.
(3)	Excludes 1,290,953 shares that may be issued under restricted stock unit awards as of December 31, 2020.
(4)

As of December 31, 2020, a total of 7,404,593 shares of our common stock have been reserved for issuance pursuant to the 2020 Plan, which number excludes the 5,378,897 shares that were added to the 2020 Plan as a result of the automatic annual increase on January 1, 2021. The 2020 Plan provides that the number of shares reserved and available for issuance under the 2020 Plan will automatically increase each January 1, beginning on January 1, 2021, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2020 Plan, the 2007 Plan and the 2017 Plan will be added back to the shares of common stock available for issuance under such plans. The Company no longer makes grants under the 2007 Plan and the 2017 Plan. As of December 31, 2020, a total of 2,450,438 shares of our common stock have been reserved for issuance pursuant to the ESPP, which number excludes the 2,017,086 shares that were added to the ESPP as a result of the automatic annual increase on January 1, 2021. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each January 1, beginning on January 1, 2021, by the lesser of 2,800,000 shares of our common stock, 1.5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of March 31, 2021 for:

•	each person or group known to us who beneficially owns more than 5% of our common stock;
•	each of our directors and nominees for director;
•	each of our named executive officers named in “Executive Compensation”; and
•	all of our directors and executive officers as a group.

Each stockholder’s percentage ownership is based on 137,297,378 shares of common stock outstanding as of March 31, 2021. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2021 are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o 1Life Healthcare, Inc., One Embarcadero Center, Suite 1900, San Francisco, California 94111. Except as stated in the footnotes below, none of the stockholders or their affiliates, officers, directors and principal equity holders have held any position or office or have had any material relationship with us or our affiliates within the past three years.

	Shares Beneficially Owned
	Number	Percent
5% Stockholders:
FMR LLC (1)	19,624,728	14.3%
Carlyle Partners VII Holdings, L.P. (2)	13,612,681	9.9
Tiger Global Performance LLC (3)	7,620,000	5.6
The Vanguard Group (4)	7,162,736	5.2
Benchmark Capital Partners V, L.P. (5)	7,000,000	5.1
Directors and Named Executive Officers:
Amir Dan Rubin (6)	5,053,388	3.6
Bjorn Thaler (7)	263,885	*
Kimber D. Lockhart (8)	325,025	*
Paul R. Auvil (9)	12,874	*
Mark S. Blumenkranz, M.D. (10)	9,187	*
Bruce W. Dunlevie (11)	7,331,103	5.3
Kalen F. Holmes, Ph.D.(12)	23,270	*
David P. Kennedy (13)	293,631	*
Freda Lewis-Hall, M.D. (14)	9,187	*
Robert R. Schmidt	—	—
David B. Singer (15)	6,951	*
All directors and executive officers as a group (13 persons)(16)	13,655,923	9.6
*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares.

(1)

Based on information reported by FMR LLC on Schedule 13G/A filed with the SEC on February 8, 2021. Of the shares of common stock beneficially owned, FMR LLC reported that it has sole power to vote or to direct the vote of 7,768,125 shares and sole power to dispose or to direct the disposition of 19,624,728 shares. FMR LLC listed its address as 245 Summer Street, Boston, Massachusetts 02210.

(2)

Reflects shares of common stock held of record by Carlyle Partners VII Holdings, L.P., or the Carlyle Investor. Carlyle Group Management L.L.C. holds an irrevocable proxy to vote a majority of the shares of The Carlyle Group Inc., or Carlyle, a publicly traded company listed on Nasdaq. Carlyle is the sole member of Carlyle Holdings II GP L.L.C., which is the managing member of Carlyle Holdings II L.L.C., which, with respect to the shares of common stock held by the Carlyle Investor, is the managing member of CG Subsidiary Holdings L.L.C., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole member of TC Group VII, L.L.C., which is the general partner of TC Group VII, L.P., which is the general partner of the Carlyle Investor. Voting and investment determinations with respect to the shares of common stock held by the Carlyle Investor are made by an investment committee of TC Group VII, L.P. comprised of Allan Holt, William Conway, Jr., Daniel D’Aniello, David Rubenstein, Peter Clare, Kewsong Lee, Norma Kuntz, Sandra Horbach and Marco De Benedetti as a non-voting observer. Accordingly, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the securities held of record by the Carlyle Investor. Each of them disclaims beneficial ownership of such securities. The address for Carlyle Partners VII Holdings, L.P. is c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Suite 220 South, Washington, D.C. 20004.

Robert R. Schmidt, a member of our board of directors, is a principal of Carlyle. In addition, we have entered into a contractual arrangement with Carlyle as an enterprise client in the ordinary course of business and therefore derive revenue from Carlyle for services provided under such arrangement.

(3)

Based on information reported by Tiger Global Performance LLC, or Tiger Global, on Schedule 13G filed with the SEC on February 19, 2021. Of the shares of common stock beneficially owned, Tiger Global reported that is has shared voting power and shared dispositive power with respect to 7,620,000 shares. Tiger Global listed its address as 9 West 57th Street, 35th Floor, New York, New York 10019.

(4)

Based on information reported by The Vanguard Group on Schedule 13G filed with the SEC on February 10, 2021. Of the shares of common stock beneficially owned, The Vanguard Group reported that it has sole dispositive power with respect to 6,941,357 shares, shared dispositive power with respect to 221,379 shares, sole voting power with respect to no shares and shared voting power with respect to 170,338 shares. The Vanguard Group listed its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)

Reflects shares of common stock held by Benchmark Capital Partners V, L.P., or BCP V. Benchmark Capital Management Co. V, L.L.C., or BCM V, is the general partner of BCP V. Bruce W. Dunlevie, a member of our board of directors, Alexandre Balkanski, Peter H. Fenton, J. William Gurley, Kevin R. Harvey, Robert C. Kagle, Mitchell H. Lasky and Steven M. Spurlock are the managing members of BCM V, and each of them may be deemed to hold shared voting and investment power over the shares held by BCP V. The address for Benchmark Capital Partners V, L.P. is 2965 Woodside Road, Woodside, California 94062.

(6)

Consists of (i) 249,377 shares of common stock held directly by Mr. Rubin and (ii) 4,804,011 shares of common stock issuable to Mr. Rubin pursuant to options exercisable within 60 days of March 31, 2021.

(7)

Consists of (i) 27,005 shares of common stock held directly by Mr. Thaler and (ii) 236,880 shares of common stock issuable to Mr. Thaler pursuant to options exercisable within 60 days of March 31, 2021.

(8)

Consists of (i) 70,434 shares of common stock held directly by Ms. Lockhart and (ii) 254,591 shares of common stock issuable to Ms. Lockhart pursuant to options exercisable within 60 days of March 31, 2021.

(9)	Reflects shares of common stock issuable to Mr. Auvil pursuant to options exercisable within 60 days of March 31, 2021.
(10)	Reflects shares of common stock issuable to Dr. Blumenkranz pursuant to options exercisable within 60 days of March 31, 2021.
(11)

Consists of (i) 323,572 shares of common stock held by entities controlled by Mr. Dunlevie, (ii) 7,531 shares of common stock issuable to Mr. Dunlevie pursuant to options exercisable within 60 days of March 31, 2021 and (iii) the shares described in footnote (5) above.

(12)	Reflects shares of common stock issuable to Dr. Holmes pursuant to options exercisable within 60 days of March 31, 2021.
(13)

Consists of (i) 281,337 shares of common stock held by the Cape Lone Star Trust for which Mr. Kennedy and his wife are trustees and share voting and dispositive power and (ii) 12,294 shares of common stock issuable to Mr. Kennedy pursuant to options exercisable within 60 days of March 31, 2021.

(14)	Reflects shares of common stock issuable to Dr. Lewis-Hall pursuant to options exercisable within 60 days of March 31, 2021.
(15)	Reflects shares of common stock issuable to Mr. Singer pursuant to options exercisable within 60 days of March 31, 2021.
(16)

Consists of (i) 8,140,866 shares of common stock directly or indirectly held by all current executive officers and directors as a group and (ii) 5,515,057 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2020, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive Compensation.”

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s length transactions.

Amended and Restated Investor Rights Agreement

In August 2018, we entered into an amended and restated investor rights agreement, or IRA, with certain holders of our preferred stock and common stock, including the Carlyle Investor, Benchmark Capital Partners V, L.P., or Benchmark, and entities affiliated with Maverick Capital, or the Maverick Entities, and certain members of, and affiliates of, our directors and certain of our executive officers. In January 2020, we amended and restated the IRA. The IRA provides the holders with certain registration rights, including the right to demand that we file a registration statement (including registration statements on Form S-3 and accompanying shelf takedowns) or request that their shares be covered by a registration statement that we are otherwise filing. Mr. Schmidt, Mr. Dunlevie and Mr. Singer, each a member of our board of directors, are affiliated with the Carlyle Investor, Benchmark and the Maverick Entities, respectively.

Enterprise Client Arrangements

We have entered into contractual arrangements in the ordinary course of business with certain enterprise clients who are affiliated with holders of more than 5% of our outstanding capital stock. The table below sets forth these enterprise clients, their affiliated stockholders and total net revenue derived from these enterprise clients for the year ended December 31, 2020.

		Net Revenue
		Year Ended December 31, 2020	Year Ended December 31, 2019
Enterprise Client	Affiliated Stockholder	(in thousands)
FMR LLC	FMR LLC	$1,590	$—
The Carlyle Group, Inc.	Carlyle Partners VII Holdings, L.P.	503	151

Employment Arrangements

We have entered into employment agreements and offer letters with certain of our executive officers. For more information regarding these agreements with our executive officers, see “Executive Compensation—Employment Arrangements.”

Annual Cash Bonus

We have established a cash incentive plan for certain of our executive officers. For a description of this plan, see “Executive Compensation—Individual Compensation Elements—Annual Cash Incentive Bonuses.”

Indemnification of Directors and Officers

Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law.

We have also entered, and expect to continue to enter, into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in connection with any action, proceeding or investigation. We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.

Other Transactions

We have granted options to certain of our directors and named executive officers. For more information regarding the options granted to our directors and named executive officers, see “Board of Directors and Corporate Governance—Non-Employee Director Compensation—Non-Employee Director Compensation Table” and “Executive Compensation—Outstanding Equity Awards as of December 31, 2020.”

We have entered into change in control agreements with certain of our executive officers pursuant to offer letters and/or our Executive Severance and Change in Control Plan that, among other things, provide for certain severance and change in control benefits. See the section titled “Executive Compensation—Employment Arrangements—Executive Severance and Change in Control Plan.”

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person, as defined by the Securities Act, were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our audit and compliance committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker, notify our Corporate Secretary at (415) 814-0927 or send a written request to: Corporate Secretary at 1Life Healthcare, Inc., One Embarcadero Center, Suite 1900, San Francisco, California 94111. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers, directors, and persons who own more than 10% of our common stock file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during 2020, all Section 16(a) filing requirements were satisfied on a timely basis, except with respect to the failure to timely file a Form 4 for Paul Auvil and David P. Kennedy (both filed with the SEC on April 30, 2020). Such late filings did not result in any liability under Section 16(b) of the Exchange Act.

2020 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2020 are included in our annual report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our annual report and this proxy statement are posted on our website at https://investor.onemedical.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, 1Life Healthcare, Inc., One Embarcadero Center, Suite 1900, San Francisco, California 94111.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
San Francisco, California April 21, 2021

APPENDIX A

KEY METRICS AND NON-GAAP FINANCIAL MEASURES

This Appendix A sets forth information about how we calculate members, Care Margin and Adjusted EBITDA.

Members

A member is a person who has paid for membership themselves or an employee or dependent whose membership has been paid for by an enterprise client for at least one year in a market where we have an office and who has registered with us. Members help drive membership revenue, partnership revenue and patient service revenue. We may offer trial memberships to enterprise clients, particularly for new services, and we offer access to One Medical Now, our 24/7 virtual care platform, to enterprise clients. The fees generated from these services are included in our membership revenue, although we do not include these covered employees as members. Our number of members depends, in part, on our ability to successfully market our services directly to consumers and to employers that are not yet enterprise clients and our activation rate within existing clients. While growth in the number of members is an important indicator of expected revenue growth, it also informs our management of the areas of our business that will require further investment to support expected future member growth. Member numbers as of the end of each period are rounded to the thousands.

Care Margin

We define care margin as loss from operations excluding depreciation and amortization, general and administrative expense and sales and marketing expense. We consider care margin to be an important measure to monitor our performance, specific to the direct costs of delivering care. We believe this margin is useful to measure whether we are controlling our direct expenses included in the provision of care sufficiently and whether we are effectively pricing our services. Care margin is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. Care margin is not a financial measure of, nor does it imply profitability. We have not yet achieved profitability and, even in periods when our net revenue exceeds our cost of care, exclusive of depreciation and amortization, we may not be able to achieve or maintain profitability. The relationship of operating loss to cost of care, exclusive of depreciation and amortization, is not necessarily indicative of future performance. Other companies that present care margin may calculate it differently and, therefore, similarly titled measures presented by other companies may not be directly comparable to ours. In addition, care margin has limitations as an analytical tool, including that it does not reflect depreciation and amortization, stock-based compensation or other overhead allocations.

The following table provides a reconciliation of loss from operations, the most closely comparable GAAP financial measure, to care margin:

	Year Ended
	December 31,
	2020	2019

	(in thousands)
Loss from operations	$(71,359)	$(54,113)
Sales and marketing*	36,967	39,520
General and administrative*	157,282	108,965
Depreciation and amortization	22,374	14,268
Care margin	$145,264	$108,640
Care margin as a percentage of net revenue	38%	39%

*	Includes stock-based compensation

Adjusted EBITDA

We define adjusted EBITDA as net loss excluding interest income, interest expense, depreciation and amortization, stock-based compensation, change in the fair value of our redeemable convertible preferred stock warrant liability and provision for (benefit from) income taxes. We include adjusted EBITDA in this proxy statement

A-1

because it is an important measure upon which our management assesses and believes investors should assess our operating performance. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. Adjusted EBITDA is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP.

Our definition of adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our adjusted EBITDA should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, such as net loss.

In addition, adjusted EBITDA has limitations as an analytical tool, including:

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash used for capital expenditures for such replacements or for new capital expenditures;

•

adjusted EBITDA does not include the dilution that results from stock-based compensation or any cash outflows included in stock-based compensation, including from our purchases of shares of outstanding common stock; and

•	adjusted EBITDA does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments.

We provide investors and other users of our financial information with a reconciliation of adjusted EBITDA to net loss. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view adjusted EBITDA in conjunction with net loss.

The following table provides a reconciliation of net loss, the most closely comparable GAAP financial measure, to adjusted EBITDA:

	Year Ended
	December 31,
	2020	2019

	(in thousands)
Net loss	$(89,421)	$(53,695)
Interest income	(1,809)	(4,498)
Interest expense	13,434	474
Depreciation and amortization	22,374	14,268
Stock-based compensation	35,095	14,877
Change in fair value of redeemable convertible preferred stock warrant liability	6,560	3,519
Provision for (benefit from) income taxes	(123)	87
Adjusted EBITDA	$(13,890)	$(24,968)

A-2

te Counts! 1LIFE HEALTHCARE, INC. ONE EMBARCADERO CENTER SUITE 1900 SAN FRANCISCO, CA 94111 1LIFE HEALTHCARE, INC. 2021 Annual Meeting Vote by June 2, 2021 11:59 PM ET You invested in 1LIFE HEALTHCARE, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 3, 2021. Vote Virtually at the Meeting* June 3, 2021 9:00 AM PDT Virtually at: www.virtualshareholdermeeting.com/ONEM2021 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D50264-P54550 01) Bruce W. Dunlevie 02) David P. Kennedy Nominees: 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. 1. To elect two Class I directors to serve until the 2024 ! ! ! Annual Meeting of Stockholders and until their successors are duly elected and qualified. For All Withhold All For All Except For Against Abstain ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1LIFE HEALTHCARE, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: The Board of Directors recommends you vote FOR the following proposal: NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. 1LIFE HEALTHCARE, INC. ONE EMBARCADERO CENTER SUITE 1900 SAN FRANCISCO, CA 94111 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 2, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ONEM2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 2, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D50265-P54550 1LIFE HEALTHCARE, INC. Annual Meeting of Stockholders June 3, 2021 9:00 AM Pacific Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Amir Dan Rubin, Bjorn Thaler and Lisa A. Mango as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of 1Life Healthcare, Inc. (the "Company") standing in the name of the undersigned on April 5, 2021, with all powers which the undersigned would possess if present at the 2021 Annual Meeting of Stockholders of the Company to be held on June 3, 2021, via the Internet at www.virtualshareholdermeeting.com/ONEM2021, or at any adjournment, continuation, or postponement thereof. Receipt of the Notice of the 2021 Annual Meeting of Stockholders and Proxy Statement and the 2020 Annual Report is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed by you. If you do not provide any direction, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side